Exhibit 1.1

CDC SOFTWARE CORPORATION

4,800,000 AMERICAN DEPOSITARY SHARES

EACH REPRESENTING ONE CLASS A ORDINARY SHARE, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

August [    ], 2009

Lazard Capital Markets LLC

JMP Securities LLC

c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, New York 10020

Ladies and Gentlemen:

INTRODUCTION. CDC Software Corporation, an exempted company incorporated under the Companies Law of the Cayman Islands with limited liability (the “Company”) and CDC Software International Corporation, an exempted company incorporated under the Companies Law of the Cayman Islands with limited liability (“CDC Software International” or the “Selling Shareholder”) propose to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,800,000 American depositary shares (the “ADSs”), each ADS representing one class A ordinary share, $0.001 par value per share (the “Common Stock”), of the Company, of which 4,000,000 ADSs are to be issued and sold by the Company and 800,000 ADSs are to be sold by the Selling Shareholder (such 4,800,000 ADSs being hereinafter referred to as the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 360,000 ADSs and the Selling Shareholder also proposes to sell not more than an additional 360,000 ADSs (collectively, the “Additional Shares”) if and to the extent that Lazard Capital Markets LLC (“LCM”) and JMP Securities LLC (“JMP”) as joint bookrunning managers of the offering (the “Managers”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ADSs granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares, in each case including the underlying Common Stock, are hereinafter collectively referred to as the “Shares.” The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the “Sellers.”

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a depositary agreement dated as of August [    ], 2009 (the “Deposit Agreement”) entered into among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all owners and holders of ADRs issued thereunder.

In connection with the issuance and sale of the Shares pursuant to this Agreement, the Company and CDC Corporation, an exempted company incorporated under the Companies Law of the Cayman Islands with limited liability (“CDC”), executed and delivered the agreements set forth in Schedule II hereto (collectively, the “Transaction Documents”).

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. A registration statement on Form F-6 (No. 333-160668) with respect to the ADSs has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the Managers. As used in this Agreement, “ADS Registration Statement” means such registration statement on Form F-6, as amended at the time it became effective under the Securities Act, including all exhibits thereto.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement and the ADS Registration Statement have become effective. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, any free writing prospectus or the Prospectus or suspending the effectiveness of the Registration Statement and ADS Registration Statement and no proceedings or examination for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date and as of each Closing Date, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 20).

(c) The Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus identified on Schedule III hereto does not conflict with the information contained in the Registration Statement, the preliminary prospectus included in the Registration Statement immediately prior to the execution of this Agreement, the Prospectus or the ADS Registration Statement. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company, CDC Software International and CDC have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus. The Company, CDC Software International and CDC have not distributed and, prior to the later to occur of any Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus and the Prospectus.

(e) Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Good Standing of Subsidiaries. Each “significant subsidiary”, as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act, of the Company (“Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g) Description of Share Capital. The authorized share capital of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) Authorization of Common Stock. The shares of Common Stock (including the Common Stock underlying the ADSs to be sold by the Selling Shareholder) outstanding prior to the issuance of the Shares to be sold by the Company and the Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive or similar rights of any security holder of the Company or any of its subsidiaries.

(i) Redesignation of Ordinary Shares. The redesignation of the Company’s ordinary shares into class A ordinary shares, $0.001 par value per share, and class B ordinary shares, $0.001 par value per share (the “Redesignation”), and all actions contemplated by the Company, CDC Software International and CDC, as direct or indirect parents of the Company, in connection with the Redesignation have been duly and validly authorized by all necessary corporate action by the Company, CDC Software International and CDC and no other corporate proceedings by the Company, CDC Software International or CDC are necessary to authorize any such actions.

(j) Issuance of Shares. The Shares to be sold by the Company have been duly authorized. Upon execution and delivery by the Depositary of the ADRs evidencing the ADSs against deposit of the Common Stock in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, fully paid and non-assessable, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance of the Shares will not be subject to any preemptive or similar rights and no shareholder consents (except by CDC Software International, which shareholder consent would have been obtained by the Closing Date) are required in connection with the Company’s issuance and sale of such Shares. The ADRs conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no limitations on the rights of holders of Common Stock, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(k) Authorization and Execution of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, CDC Software International and CDC. The Company, CDC Software International and CDC have all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement.

(l) Authorization and Execution of Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; each party to a Transaction Document has full corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate each of the transactions contemplated thereby; and each Transaction Document has been duly authorized, executed and delivered by each party thereto and is a legal, valid and binding agreement of such party enforceable in accordance with its terms.

(m) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except in the case of (ii), for such violations and defaults that would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and the execution, delivery and performance of this Agreement, the Deposit Agreement and the Transaction Documents and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement, the Transaction Documents and the Registration Statement, and compliance by the Company with its obligations under this Agreement, the Deposit Agreement and the Transaction Documents, including the deposit of the Common Stock with the Depositary and the issuance of the ADRs evidencing the ADSs, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its respective subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its assets, properties or operations, except in each case (other than with respect to such charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company for such conflicts, violations, breaches or defaults which would not result in a material adverse effect on the Company and its subsidiaries, taken as whole. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, the Redesignation, the issuance or sale of the Shares by the Company and the deposit of the Common Stock with the Depositary against issuance of ADRs evidencing the ADSs, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Transaction Documents, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the Commission thereunder and state securities or blue sky laws.

(o) No Material Adverse Change. (a) Neither the Company nor any of its subsidiaries has sustained, since the date of the Time of Sale Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) since the date of the Time of Sale Prospectus there has not been any change in the share capital, short-term or long-term debt of the Company or any of its subsidiaries that is material with respect to the Company and its subsidiaries, taken as a whole and (c) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in or affecting the earnings, business, assets, general affairs, management, financial position, shareholders’ equity, operations or results of operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p) Absence of Proceedings. There are no legal or governmental proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Deposit Agreement or the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q) Investment Company Act of 1940. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) Registration Rights. Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s) Absence of Material Transactions, Dividend Declarations, Changes in Share Capital and Debt Obligations. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction and (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital or capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable leasehold interests or rights pursuant to subleases to all real property and good and marketable title to all personal property owned by them or leasehold interests in personal property used by them which, in each case, is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(u) Title to Intellectual Property. The Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of, or is otherwise aware of, infringement of or conflict with asserted rights of others with respect to any of the foregoing, or of any facts or circumstances which would render any of the foregoing invalid or inadequate to protect the interest of the Company and its subsidiaries therein, and which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Absence of Material Labor Disputes; Compliance with ERISA. (a) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole. (b) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA and the Code (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to Pension Benefit

Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(w) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(x) Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities (collectively, the “Permits”) necessary or material to conduct their respective businesses, except where the failure to so possess would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole. All of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) Accounting Controls. The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and, except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) Disclosure Controls. The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(aa) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is taking steps to be prepared to be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(bb) Absence of Accounting Issues. The Company’s Board of Directors (the “Board”) has confirmed to the Company’s Chief Executive Officer and the Chief Financial Officer that, except as set forth in the Time of Sale Prospectus and the Prospectus, the Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period since the Company’s inception; or (C) any material weakness or change in internal control over financial reporting.

(cc) Independent Accountants of the Company. To the Company’s knowledge, Deloitte & Touche LLP, who have certified the combined financial statements of the Company as of December 31, 2007 and 2008 and for the years then ended that are included in the Registration Statement, Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(dd) Financial Statements. (a) The combined financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable. (b) No financial statements or schedules are required to be included in the Registration Statement, Time of Sale Prospectus and Prospectus that have not been so included and there are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company or any of its subsidiaries that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s or any of its subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required. All disclosures contained in the Registration Statement, Time of Sale Prospectus and Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(ee) Tax Liabilities and Reserves. Other than as set forth in the Time of Sale Prospectus and the Prospectus, any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole. Other than as set forth in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company and its subsidiaries, there is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries, as to which a reserve would be required to be established under U.S. GAAP, that has not been so reserved or that should be disclosed in the Registration Statement that has not been so disclosed, except for any such deficiency, assessment, charge or levy which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with (1) the execution and delivery of this Agreement or the issuance by the Company or the sale by the Company and the Selling Shareholder of the Common Stock represented by Shares, (2) the deposit of the Common Stock with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance of the ADRs evidencing the ADSs or (3) the execution of the Deposit Agreement.

(gg) Stabilization. Neither the Company, nor to the knowledge of the Company, any of its affiliates (including any subsidiary), has taken, nor will the Company or any of its affiliates, take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of the Exchange Act, except that no representation or warranty is made with respect to or in connection with, any action taken by or on behalf of any Underwriter or any affiliate of any of them or any of their partners, members, directors, officers, employees or agents.

(hh) Listing Approval. The Shares have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(ii) Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data under the captions “Prospectus Summary,” “Risk Factors” and “Business” in the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources, to the extent any such consent is required.

(jj) Distributions by Subsidiaries. Except as described in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(kk) [Intentionally Omitted]

(ll) Related Party Transactions. Except as described in the Time of Sale Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company and its subsidiaries, on the other hand, that is required to be described in the Time of Sale Prospectus or the Prospectus which is not so described. There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries, to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(mm) FINRA Disclosure. Neither the Company nor, to the Company’s knowledge, the Company’s officers, directors, shareholders or any of its affiliates (within the meaning of Conduct Rule 2720(b)(1)(a)) of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(dd) of the By-laws of the FINRA) of, any member firm of the FINRA. All of the information provided by or behalf of the Company in writing to the Underwriters or to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its COBRADesk filings (and related disclosure) with the FINRA is true, complete and correct in all material respects.

(nn) Margin Securities. Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(oo) Commission Agreements. Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Time of Sale Prospectus or the Prospectus.

(pp) Certain Disclosures. The statements set forth in the Time of Sale Prospectus and Prospectus under the caption “Taxation,” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(qq) Prior Offerings. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock or ADSs during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr) Anti-Corruption Laws. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ss) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) Compliance with Sanctions. (i) Neither the Company, nor any of its subsidiaries, nor, to the knowledge of the Company, any director or officer of the Company is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or any other agency of the U.S. government or the United Nations Security Council (“UNSC”) (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Except as disclosed under the caption “Risk Factors—We are required to comply with U.S. export control laws and regulations. Noncompliance with those laws and regulations could have a material adverse effect on our business” in the Time of Sale Prospectus and the Prospectus, for the past 5 years, neither the Company nor any of its subsidiaries has knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their activities on behalf of the Company and its subsidiaries in material compliance with the FCPA.

(vv) Authorization of the Deposit Agreement. The Deposit Agreement has been duly, and validly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ww) Forward-Looking Statements. No forward-looking statement contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) Payments in Foreign Currency. No approvals are currently required in the Cayman Islands and Hong Kong in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Stock or ADSs. Under current laws and regulations of the Cayman Islands and Hong Kong and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares, if any, may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands and Hong Kong and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or Hong Kong will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and Hong Kong or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands and Hong Kong or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and Hong Kong or any political subdivision or taxing authority thereof or therein.

(yy) Passive Foreign Investment Company. The Company does not believe that it or any of its subsidiaries is as of the date hereof, and does not expect it or any of its subsidiaries to have been for the taxable year ending December 31, 2008, a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder. The Company intends to conduct its business in a manner such that it or any of its subsidiaries will not be or become a PFIC in the future under current laws and regulations.

(zz) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(aaa) No Transaction or Other Taxes. Except as disclosed in the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in Hong Kong or the Cayman Islands by or on behalf of the Underwriters to any Hong Kong or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the ADRs evidencing the ADSs by the Company and the Selling Shareholder and the issuance of the ADRs by the Depositary, (B) the purchase from the Company and the Selling Shareholder and the initial sale and delivery by the Underwriters of the ADRs to purchasers thereof, (C) the execution and delivery of this Agreement or the Deposit Agreement, or (D) the deposit of the Common Stock with the Depositary and the Custodian and the issuance and delivery of ADRs evidencing the Shares.

(bbb) Proper Form of Agreements. This Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement; it is not necessary that this Agreement, or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement or any other document to be furnished hereunder or thereunder, it being acknowledged that stamp duty may be payable if an original of this Agreement or any other such document is brought into the Cayman Islands.

(ccc) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and Hong Kong and will be honored by courts in the Cayman Islands and Hong Kong, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Time of Sale Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a

“New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof;

(ddd) No Immunity. None of the Company, or its Significant Subsidiaries or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, Hong Kong or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(eee) Enforceability of Civil Liabilities. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company (a) by Cayman Islands courts without re-examining the merits of the underlying dispute; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are final and not contrary to natural justice, the law, public policy, security or sovereignty of the Cayman Islands and is not in respect of taxes, a fine or a penalty, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court and (b) by Hong Kong courts, subject to compliance with relevant civil procedural requirements under the Hong Kong civil law and rules of civil procedures. It is not necessary that this Agreement, the Time of Sale Prospectus, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or Hong Kong.

(fff) SAFE Compliance. The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders and option holders who are the People’s Republic of China (“PRC”) residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of China (the “SAFE Rules and Regulations”), including without limitation, requiring each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations. CDC and CDC Software International are not directly or indirectly owned or controlled by a PRC resident or PRC citizen.

(ggg) M&A Rules. The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of China and controlled directly or indirectly by Chinese companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of China.

The issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Global Market and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Transaction Documents are not and will not be, as of the date hereof and at each Closing Date, subject to and require compliance with the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).

As of the date hereof, the M&A Rules and Related Clarifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Global Market, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Transaction Documents.

(hhh) Compliance with Applicable Laws. Other than as set forth in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(iii) Rights of ADR Holders. Under the laws of the State of New York, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(jjj) [Intentionally Omitted]

(kkk) [Intentionally Omitted]

2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder. The Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene, conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Selling Shareholder Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which it may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of such Selling Shareholder or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its assets, properties or operations. As used herein, a “Selling Shareholder Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of such Selling Shareholder (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Selling Shareholder.

(c) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by such Selling Shareholder of its obligations hereunder, in connection with the offering, sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the Commission thereunder and state securities or blue sky laws.

(d) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its memorandum of association and other charter documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares.

(g)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its filing date and as of each Closing Date does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 20).

(h) Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any free writing prospectus. Each free writing prospectus identified on Schedule III hereto does not conflict with the information contained in the Registration Statement, the preliminary prospectus included in the Registration Statement immediately prior to the execution of this Agreement or the Prospectus.

(i) The Shares to be sold by the Selling Shareholder hereunder are subject to the interest of the Underwriters, and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law or the occurrence of any other event.

(j) The Selling Shareholder has not taken, nor will the Selling Shareholder take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of the Exchange Act.

3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at a price of $[        ] a share (the “Purchase Price”) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Sellers agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 720,000 Additional Shares at the Purchase Price. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time (but on no more than two occasions) in part by giving written notice not later than 30 days after the date of this Agreement, provided that if such date falls on a day that is not a business day, this right will expire on the next succeeding business day. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. If the Managers so elect, delivery of the ADRs evidencing the Shares may be made by credit through the full FAST transfer to the accounts at DTC designated by the Managers.

4. TERMS OF PUBLIC OFFERING. The Sellers are advised by the Managers that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement, the ADS Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by the Managers that the Shares are to be offered to the public initially at a price of $[        ] a share (the “Public Offering Price”) and to certain dealers selected by the Managers at a price that represents a concession not in excess of $[        ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[        ] a share, to any Underwriter or to certain other dealers.

5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares to the Managers for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [            ], 2009 [T+3/T+4], or at such other time on the same or such other date, not later than [            ], 2009 [5 business days after previous date], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Initial Closing Date.” The Initial Closing Date and the Option Closing Date are hereinafter sometimes collectively referred to as a “Closing Date.”

Payment for any Additional Shares shall be made to the Sellers in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [            ], 2009, [10 business days after expiration of over-allotment option] as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to each Closing Date. The Firm Shares and Additional Shares shall be delivered to the Managers on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Time shall be of the essence, and delivery of the Shares at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Shares through the facilities of DTC unless the Managers shall otherwise instruct.

6. CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on each Closing Date are subject to the condition that (i) the

Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof and (ii) the accuracy, when made as of the date hereof and on each Closing Date, of the representations and warranties of the Company and the Selling Shareholder contained herein, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to each Closing Date: (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) there shall not have been any change in the share capital or capital stock or long-term debt of the Company nor any of its subsidiaries and (iii) there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in or affecting the earnings, business, assets, general affairs, management, financial position, shareholders’ equity, operations or results of operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement the effect of which, in any such case described in clause (i), (ii) or (iii) of this paragraph 5(a) is, in the judgment of the Managers, so material and adverse as to make it, in your judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on each Closing Date a certificate, dated as of such Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of each Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before each Closing Date.

(c)(i) The Underwriters shall have received on each Closing Date an opinion of DLA Piper LLP (US), special New York counsel for the Company and CDC Software International, dated as of such Closing Date, to the effect set forth in Exhibit A-1 hereto.

(ii) In addition, such counsel shall state that nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the ADS Registration Statement at the time the ADS Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of each Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (D) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of each Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Underwriters shall have received on each Closing Date a letter of Donald Novajosky, General Counsel of the Company, to the effect that nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the ADS Registration Statement as of its date or as amended or supplemented, if applicable, as of each Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of each Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (D) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of each Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Underwriters shall have received on each Closing Date (i) an opinion of Maples and Calder, special Cayman Islands counsel for the Company and CDC Software International, dated on such Closing Date, to the effect set forth in Exhibit A-2 hereto; and (ii) an opinion of DLA Piper Hong Kong, special Hong Kong counsel for the Company and CDC Software International, dated as of such Closing Date, to the effect set forth in Exhibit A-3 hereto.

(f) The Underwriters shall have received on each Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated as of such

Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

(g) The Underwriters shall have received on each Closing Date an opinion of (i) DLA Piper LLP (US), special New York counsel for the Selling Shareholder, dated as of such Closing Date, to the effect set forth in Exhibit A-4 hereto and (ii) Maples and Calder, special Cayman Islands counsel for the Selling Shareholder, dated as of such Closing Date, to the effect set forth in Exhibit A-5 hereto.

(h) The Underwriters shall have received an opinion on each Closing Date of White & Case LLP, counsel to the Depositary, dated as of such Closing Date, to the effect set forth in Exhibit A-6 hereto.

The opinions of DLA Piper LLP (US), the General Counsel of the Company, Maples and Calder, DLA Piper Hong Kong, Milbank, Tweed, Hadley & McCloy LLP and White & Case LLP described in Sections 6(c) through 6(h) above shall be rendered to the Underwriters at the request of the Company, as the case may be, and shall so state therein.

(i)(i) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (A) confirming that they are a registered independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(ii) With respect to the letter of Deloitte & Touche LLP referred to in Section 6(g)(i) and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of each Closing Date (A) confirming that they are independent public accountants with the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Managers and the certain shareholders, officers and directors of the Company listed on Schedule IV hereto relating to sales and certain other dispositions of shares of Common Stock or ADSs or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on each Closing Date.

(k) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement, the ADS Registration Statement, the Prospectus, or the Time of Sale Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(l) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the ADS Registration Statement, the Prospectus and the Time of Sale Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters

(m) (i) The Amended and Restated Memorandum and Articles of Association of the Company shall have been filed with the Registrar of Companies of the Cayman Islands and have taken effect, (ii) the Redesignation shall have been effected and (iii) the Transaction Documents shall have been duly authorized, executed and delivered.

(n) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company or its subsidiaries, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or is subsidiaries.

(o) The NASDAQ National Market, Inc. shall have approved the Shares for listing, subject only to official notice of issuance.

(p) The FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or any other arrangements of the transactions contemplated hereby.

(q) The Selling Shareholder shall have furnished to the Managers on such Closing Date a certificate, dated such Closing Date, signed by, or on behalf of, the Selling Shareholder stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct on and as of such Closing Date and that the Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(r) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Managers of one of its authorized officers with respect to the deposit with it of the Common Stock represented by the Shares against issuance of the ADRs evidencing the Shares, the execution, issuance, countersignature and delivery of the ADRs evidencing the Shares pursuant to the Deposit Agreement and such other matters related thereto as the Managers may reasonably request.

(s) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Common Stock and the issuance of ADRs evidencing the ADSs in accordance with the Deposit Agreement.

(t) Form 1099. The Custodian shall have delivered to the Managers a letter stating that it will deliver to the Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(u) Form W-9/W-8. On or prior to the Closing Date, the Managers shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulation in lieu thereof) properly completed and executed by the Selling Shareholder.

(v) Prior to each Closing Date, the Company shall have furnished to the Underwriters such further information, opinions, certificates, letters or documents as the Managers shall have reasonably requested.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such additional documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Managers and counsel to the Underwriters.

7. COVENANTS OF THE COMPANY AND CDC SOFTWARE INTERNATIONAL.

(a) The Company and CDC Software International, jointly and severally, covenant and agree with each Underwriter as follows:

(i) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(a)(vi) or 7(a)(vii) below, as many copies of the ADS Registration Statement, the Time of Sale Prospectus, the Prospectus, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(ii) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(iii) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(iv) To retain in accordance with the rules and regulations of the Commission all free writing prospectuses not required to be filed pursuant to the rules and regulations of the Commission; and if at any time after the date hereof any events shall have occurred as a result of which any free writing prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary in the opinion of counsel to the Underwriters or the Company’s counsel to amend or supplement any free writing prospectus, to notify the Managers and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Managers may from time to time reasonably request of an amended or supplemented free writing prospectus that will correct such conflict, statement or omission or effect such compliance.

(v) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(vi) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement or the ADS Registration Statement then on file, or if, in the opinion of counsel for the Underwriters or the Company’s counsel, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement or ADS Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(vii) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(viii) To file promptly with the Commission any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus that may, in the judgment of the Company or the Managers, be required by the Securities Act or requested by the Commission.

(ix) To file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

(x) To advise the Managers promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement, ADS Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the ADS Registration Statement, the Prospectus or any free writing prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(xi) To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus.

(xii) To use their reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to qualify or register as a foreign corporation or as a dealer in securities or to take an action that would subject it to general service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(xiii) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(xiv) To deposit the Common Stock with the custodian for the Depositary in compliance with the provisions of the Deposit Agreement and instruct the Depositary at the applicable Closing Date to deliver the ADRs evidencing the ADSs representing such Common Stock to participant accounts within DTC in accordance with the written instructions of the Underwriters.

(xv) To indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares and on the execution and delivery of this Agreement. All payments to be made by the Company and CDC Software International and CDC to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or CDC Software International is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and CDC Software International shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xvi) [Intentionally Omitted]

(b) The Company, CDC Software International and CDC covenant and agree with each Underwriter that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 270 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any ADSs, shares of Common Stock or any securities convertible into or exercisable or exchangeable for ADSs or Common Stock or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs, Common Stock or such other securities, in cash or otherwise, (iii) file or cause to be filed or make any demand for or exercise any right to file or cause to be filed any registration statement with the Commission relating to the offering of any ADSs or shares of Common Stock or any securities convertible into or exercisable or exchangeable for ADSs or Common Stock, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of ADSs or shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is described in the Prospectus or Time of Sale Prospectus or, otherwise, of which the Underwriters have been advised in writing, (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or shares of Common Stock, provided that such plan does not provide for the transfer of ADSs or Common Stock during the Lock-Up Period, (iv) the issuance of securities under the Company’s 2009 Stock Incentive Plan to any officer, director or other participant to the extent that such participant shall sign and deliver a lock-up letter substantially similar to this covenant 6(b) and (v) the issuance of ADSs or Common Stock as consideration in connection with any acquisition transaction by the Company or any of its subsidiaries, whether through an acquisition of stock or merger of any business, assets or technologies, the primary purpose of which is not to raise equity capital, to the extent that the recipients of the ADSs or Common Stock in such transaction shall sign and deliver a lock-up letter substantially similar to this covenant 6(b) (provided, however, in the case of ADSs or Common Stock issued in a public acquisition transaction where the ADSs or Common Stock are registered with the Commission, the applicable Lock-Up Period shall be 180 days from the earlier of the date of the Prospectus or the date of issuance of such ADSs or Common Stock). Notwithstanding the foregoing, if (a) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Managers of any earnings release, news or event that may give rise to an extension of the initial Lock-Up Period.

8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (ii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the ADS Registration Statement, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified above, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (such counsel fees and disbursements not to exceed $5,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the FINRA (such counsel fees and disbursements not to exceed $20,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement relating to the registration of the Common Stock under the Exchange Act and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

9. COVENANTS OF THE UNDERWRITERS. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. INDEMNITY AND CONTRIBUTION.

(a) The Company, CDC Software International and CDC, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 405 under the Securities Act) and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls each Underwriter with the meaning of Section 15 of the Securities Act or of Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities or any action, investigation or proceeding in respect thereof to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses, liabilities, actions, investigations or proceedings arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering, including, without limitation, in any “road show” (as defined in Rule 433 under the Securities Act) for the offering (the “Marketing Materials”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities actions, investigations or proceedings arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 20) or (iii) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (i), (ii) or (iii) above of this Section 10(a) (provided that the Company, CDC Software International and CDC shall not be liable in the case of any matter covered by this subclause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. None of the Underwriter

Indemnified Parties shall be entitled to seek indemnification under this Section 10(a) from CDC Software International or CDC unless both of the following conditions are met: (i) the Underwriter Indemnified Party shall first have sought indemnity from the Company in writing under Section 10(a) and (ii) the Company has not satisfied such request for indemnification in full within 30 days of written notification. Notwithstanding the foregoing, an Underwriter Indemnified Party shall not be required to make an initial demand on the Company if the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent auditors, or announced that there is considerable doubt that it will be able to continue as a going concern. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, CDC Software International, CDC, the directors of the Company, the officers of the Company who sign the Registration Statement or the ADS Registration Statement and each person, if any, who controls the Company, CDC Software International or CDC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Seller Indemnified Parties” and each a “Seller Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities (or any action, investigation or proceeding in respect thereof) to which such Seller Indemnified Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in each case (i) and (ii) to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 20), and to reimburse such Seller Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 10(b), in no event shall any indemnity by an Underwriter under this Section 10(b) exceed the total compensation received by such Underwriter in accordance with Section 3.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 10(a) or the Managers in the case of a claim for indemnification under Section 10(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Managers if the indemnified parties under this Section 10 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 10 consist of any Company Indemnified Parties. Subject to this

Section 10(c), the amount payable by an indemnifying party under Section 10 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least fourty-five (45) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Section 10(a) or 10(b) is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b), then each indemnifying party under such section shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 10(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 10(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company, CDC Software

International and CDC on the one hand and the Underwriters on the other with respect to the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, CDC Software International and CDC on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, CDC Software International and CDC on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 20. The Company, CDC Software International, CDC and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 10(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company, CDC Software International and CDC contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company, CDC Software International or CDC, their respective officers or directors or any person controlling the Company, CDC Software International or CDC and (iii) acceptance of and payment for any of the Shares.

11. [Intentionally Omitted]

12. TERMINATION. The Underwriters may terminate this Agreement by notice given by the Managers to the Company if (1) after the execution and delivery of this Agreement and prior to the Initial Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) trading of any securities of the Company or CDC shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a material disruption in commercial banking, securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of national or international hostilities or an act of terrorism, or the United States shall have become engaged in hostilities, or there shall have been a declaration of a national emergency or war by the United States or any change in financial markets, currency exchange rates or controls or any change in United States or international economic, political or financial conditions or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, (2) any of the events described in Section 6(a) shall have occurred or (3) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

13. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Initial Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Initial Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholder, except that the Sellers will continue to be liable to any non-defaulting Underwriter for the payment of expenses to the extent set forth in Section 8 and this Section 13. In any such case either you or the Company shall have the right to postpone the Initial Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the ADS Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed on Schedule I hereto that, pursuant to this Section 13, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or CDC Software International to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or CDC Software International shall be unable to perform its obligations under this Agreement (other than as a result of breach by the Underwriters of any of their covenants and obligations thereunder), the Company and CDC Software International will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, CDC Software International and CDC, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

15. ABSENCE OF A FIDUCIARY RELATIONSHIP. The Company, CDC Software International and CDC acknowledge and agree that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company, CDC Software International or CDC and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters and their affiliates or Lazard Frères & Co. LLC and its affiliates have advised or is advising the Company, CDC Software International or CDC on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) they have been advised that the Underwriters and their affiliates and Lazard Frères & Co. LLC and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, CDC Software International or CDC and that the Underwriters have no obligation to disclose such interests and transactions to the Company, CDC Software International or CDC by virtue of any fiduciary, advisory or agency relationship; and

(d) they waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company, CDC Software International or CDC in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, CDC Software International or CDC, including shareholders, employees or creditors of the Company, CDC Software International or CDC.

16. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. APPLICABLE LAW; AGENT FOR SERVICE; AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, CDC Software International, CDC and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto and hereby irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. The Company, CDC Software International, CDC and the Underwriters each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company, CDC Software International, CDC or the Underwriters. The Company, CDC Software International, CDC and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, CDC Software International, CDC and the Underwriters agree that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the

Company, CDC Software International, CDC and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company, CDC Software International, CDC or the Underwriters are or may be subject, by suit upon such judgment. Each of the Company, CDC Software International and CDC irrevocably appoints Ross Systems Inc., 2002 Summit Boulevard, Suite 700, Atlanta, GA 30319, as its authorized agent in the United States upon which process may be served in any such legal or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company, CDC Software International or CDC, as the case may be, by the person serving the same to the address provided in Section 24 shall be deemed in every respect effective service of process upon the Company, CDC Software International or CDC in any such suit or proceeding. The Company, CDC Software International and CDC further agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

18. WAIVER OF IMMUNITY. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

19. JUDGMENT CURRENCY. The obligation of the Company, CDC Software International or CDC in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company, CDC Software International and CDC agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company, CDC Software International or CDC, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

20. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the first paragraph under the heading “Underwriting.”

21. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect of the meaning or interpretation of, this Agreement.

22. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

23. GENERAL. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, CDC Software International, CDC and the Managers.

24. NOTICES. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you (i) in care of Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and (ii) in care of JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attention: Carter D. Mack, with a copy to the Legal Department; if to the Company or the Selling Shareholder shall be delivered, mailed or sent to the Company’s principal executive offices at 11/F, ING Tower, 308 Des Voeux Road, Central Hong Kong, Attention: Executive Chairman and Chief Executive Officer, with a copy to Donald L. Novajosky, General Counsel, c/o CDC Software, 2002 Summit Boulevard, Suite 700, Atlanta GA 30319.

Very truly yours,

CDC SOFTWARE CORPORATION

By:
Name:
Title:

CDC SOFTWARE INTERNATIONAL CORPORATION

By:
Name:
Title:

CDC CORPORATION

By:
Name:
Title:

Accepted as of the date hereof

Lazard Capital Markets LLC
JMP Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	LAZARD CAPITAL MARKETS LLC

By:
Name:
Title:

By:	JMP SECURITIES LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased from the Company		Number of Firm Shares To Be Purchased from the Selling Shareholder
Lazard Capital Markets LLC	[	]	[	]
JMP Securities LLC	[	]	[	]
Cantor Fitzgerald & Co.	[	]	[	]
Janney Montgomery Scott LLC	[	]	[	]
Macquarie Capital (USA) Inc.	[	]	[	]
Morgan Keegan & Company, Inc.	[	]	[	]

Total:	4,000,000		800,000

SCHEDULE II

Services Agreement dated as of [        ], 2009 between CDC Corporation and CDC Software Corporation

Trademark License Agreement dated as of [        ], 2009 between CDC Corporation and CDC Software Corporation

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued July 20, 2009.

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information to be included on Schedule III if a final term sheet is not used]

SCHEDULE IV

Parties Entering Lock-Up Agreements

CDC Corporation

CDC Software International Corporation

Francis Kwok-Yu Au

Raymond K. F. Ch’ien

Carrick John Clough

Dr. Chung Kiu Wong

Simon Kwong Chi Wong

Peter Yip

Matthew Lavelle

Bruce Cameron

Alan MacLamroc

Donald Novajosky

Lee Reisterer

Niklas Rönnbäck

Anil Dwivedi

Edmund Lau

Ian Whitehouse